Exhibit 10(a)

AMENDMENT NO. 1

TRUSTCO BANK CORP NY
2010 EQUITY INCENTIVE PLAN

WHEREAS, TrustCo Bank Corp NY (the “Company”) previously established the TrustCo Bank Corp NY 2010 Equity Incentive Plan (“Plan”); and

WHEREAS, the Company wishes to amend the Plan to provide that shares of the Company’s common stock that have been subject to options or other awards under the Plan may not be available for re-issuance under the Plan if such options or other awards have expired or terminated, are forfeited or are otherwise not exercised in full

NOW, THEREFORE, the Company does, effective as of March 20, 2012, amend the Plan as follows:

Amendment

1.	Revised Section 5. Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

5.	Stock Subject to Plan.

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(b)	No Reuse.

(i)
Shares of Stock subject to an Option that have not become outstanding shall not be available for re-issuance under the Plan if the Option shall expire or terminate without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary).

(ii)
If, and to the extent any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of shares for tax withholding), such shares of Stock shall not be available for issuance under the Plan.

2.              Defined Terms. All capitalized terms used in this Amendment that are defined in the Plan, either directly or by a reference set forth in the Plan, shall have the respective meanings assigned them in the Plan except as otherwise provided in this Amendment or unless the context otherwise requires.

3.              References to Agreement. Upon the effectiveness of this Amendment, each reference in the Plan to “this Plan,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Plan as amended hereby.

4.              Plan Remains in Effect. The Plan, as amended and supplemented by this Amendment, shall remain in full force and effect .

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted on this 20th day of March, 2012.

TRUSTCO BANK CORP NY

By:	/s/ Robert J. McCormick
Robert J. McCormick
President and Chief Executive Officer

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